UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 1, 2015
THE E.W. SCRIPPS COMPANY
(Exact name of registrant as specified in its charter)

Ohio	0-16914	31-1223339
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

312 Walnut Street Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (513) 977-3000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE E.W. SCRIPPS COMPANY
INDEX TO CURRENT REPORT ON FORM 8-K/A

Item No.		Page

2.01	Completion of Acquisition or Disposition of Assets	3

9.01	Financial Statements and Exhibits	3

EXPLANATORY NOTE

On April 7, 2015, a Current Report on Form 8-K was filed by The E.W. Scripps Company ("Company") to announce that the Company and Journal Communications, Inc. ("Journal") (i) separated Journal’s newspaper business pursuant to a spin-off to the shareholders of Journal (the "Journal newspaper spin-off"), (ii) separated Scripps’ newspaper business pursuant to a spin-off to the shareholders of Scripps ( the "Scripps newspaper spin-off" and together with the Journal newspaper spin-off, the "spin-offs"), (iii) combined these two spun-off newspaper businesses through two mergers, resulting in each of them becoming a wholly owned subsidiary of Journal Media Group (the "newspaper mergers"), and (iv) then merged Journal with and into a wholly owned subsidiary of Scripps (we sometimes refer to the spin-offs, mergers and other transactions contemplated by the master transaction agreement, taken as a whole, as the "transactions"). This Current Report on Form 8-K/A is being filed to supplement the Original Form 8-K and to include the required Item 9.01 Pro Forma Financial Information for the acquisition by Scripps of Journal.

Item 2.01 Completion of Acquisition or Disposition of Assets

On July 30, 2014, Scripps and Journal Communications, Inc. ("Journal") agreed to merge their broadcast operations and spin-off their newspaper businesses and combine them into a separate publicly traded company. On April 1, 2015, Scripps and Journal separated their respective newspaper businesses and merged them, resulting in each becoming a wholly owned subsidiary of Journal Media Group, Inc. and Journal's broadcast business was merged with Scripps. A copy of the unaudited pro forma condensed combined financial information for the acquisition of Journal is filed as exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

The required pro forma financial information of the Company as of December 31, 2014 and for the year ended December 31, 2014 is attached hereto as Exhibit 99.1.

Exhibit Number	Description of Item

99.1	Unaudited pro forma condensed combined financial information as of December 31, 2014 and for the year ended December 31, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE E.W. SCRIPPS COMPANY

BY:	/s/ Douglas F. Lyons
Douglas F. Lyons
Vice President, Controller and Treasurer
(Principal Accounting Officer)
Dated: June 12, 2015

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